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                                 EXHIBIT 10.1(n)



                              Consulting Agreement
                   by and between First American National Bank
                            and George M. Clark, III,
                            effective March 1, 1999.
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                              CONSULTING AGREEMENT

                  This AGREEMENT, made as of February 25, 1999, between First American National Bank, a national banking association ("FANB"), and George M. Clark, III ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, FANB is regularly engaged in the business of banking and the providing of financial services; and

         WHEREAS, pursuant to the Merger Agreement (as that term is defined in Paragraph 1 hereof), it is contemplated that First American Corporation ("FAC"), the sole shareholder of FANB, acquired Pioneer Bancshares, Inc. ("PBI") and consummated the transactions related thereto (the "Merger") on November 20, 1998; and

         WHEREAS, Consultant served as Executive Vice President - Private Banking and as a director of PBI and has significant experience and expertise in the business of banking and the providing of financial services; and

         WHEREAS, FANB wishes to engage Consultant to provide his assistance and services to FANB for their mutual benefit and profit; and

         WHEREAS, Consultant is willing to provide assistance and services to FANB on the terms set out herein.

         NOW, THEREFORE, premises considered, in consideration of the mutual covenants set out below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto intending to be legally bound agree as follows:

                  1. ENGAGEMENT. FANB retains Consultant for a term beginning on March 1, 1999 and ending as provided in paragraph 4 hereof (the "Term"). The date on which Consultant ceases to be retained by FANB and/or its subsidiaries (as defined below) or its successors or assigns is referred to herein as the "Termination Date".

                  2. SERVICES. Throughout the Term and in a manner commensurate with his previous position with PBI, Consultant undertakes to provide his personal advice and counsel to FANB and/or its affiliates, including without limitation, First American Corporation ("FAC"), in connection with the business of banking and financial services. Specifically, Consultant agrees to provide his advice and counsel to FANB in connection with the ongoing operations of PBI as one or more branches of FANB serve as an Advisory Director on FANB's Chattanooga Advisory Board of Directors, and shall also render such administrative, sales, marketing and other services to FANB, its affiliates and its

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subsidiaries as FANB and Consultant may mutually agree under the general direction of the President of FAC, or his designee. FANB shall also provide to Consultant, at FANB's expense, use of office space, which is to be selected by FANB, during the term of this Agreement.

                  (a) The duties and obligations of Consultant under this Agreement are neither exclusive nor full-time. Subject to the provisions of
Section 6 hereof, Consultant shall be free to pursue and conduct all other business activities.

                  (b) For purposes of this Agreement, "subsidiaries" shall mean any corporation of which the securities having at least 50% of the voting power in electing directors are, at the time of determination, owned by FANB or FAC, directly or through one or more subsidiaries. The term "affiliate" shall mean a direct or indirect subsidiary of either FANB or FAC.

                  3. REMUNERATION. In consideration of the services to be rendered by Consultant pursuant to this Agreement, FANB shall pay Consultant annual fees of Eighty Three Thousand and Fifty-One Dollars ($83,051.00). FANB shall pay one twelfth (1/12) of such annual fees to Consultant monthly, on or before the last day of each calendar month, throughout the Term. On March 1, 1999, FANB shall also pay Consultant an additional one-time payment of $2000 as additional consideration for Consultant's entering into the Agreement. Further, each of Consultant's options for PBI common stock (to the extent that such options are exercisable) awarded to him while an Employee of PBI that would have vested in 1998 and 1999 notwithstanding the Merger shall be vested as of January 1, 1999. FANB shall also reimburse Consultant for his reasonable and appropriate out-of-pocket travel and business expenses incurred in rendering services hereunder in accordance with FANB's policies and procedures relating to the reimbursement of such expenses.

                  4. TERMINATION. This Agreement, the Term hereof, and FANB's duty to pay Consultant the remuneration set out herein may be terminated either
(i) on December 31, 2000 or (ii) at any time, upon the occurrence of one or more of the following:

                     (a) Upon the written mutual agreement of Consultant and FANB;

                     (b) For Cause, as that term is defined herein, but only at the election of FANB. For these purposes, "Cause" shall mean a good faith determination by the Board of Directors of FAC and FANB that (i) Consultant has been convicted of a crime involving fraud, theft, embezzlement, or other felony,
(ii) Consultant knowingly or intentionally has breached any of the material terms of this Agreement, or (iii) Consultant has willfully committed a violation of any laws and/or regulations applicable to FANB and/or its affiliates; or

                     (c) By FANB upon the death or total disability of Consultant.


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                  5. CONFIDENTIAL INFORMATION. Consultant acknowledges that in the course of his engagement by FANB he will have access to confidential proprietary information and data concerning the business of FANB and its affiliates, collectively, the "Information", which FANB desires to protect. Consultant understands that the Information, to the extent not otherwise published or known generally, is confidential and proprietary, and agrees not to reveal such Information to persons outside FANB; provided, however, that Consultant may reveal, utilize, and otherwise employ the Information in any manner required by law or as may be necessary in carrying out his duties hereunder. If this Agreement is terminated for any reason, the obligations contained in this Section 5 shall survive forever such termination.

                  6. RESTRICTIONS. During the Term of this Agreement and for a period of one (1) year thereafter, Consultant shall not, directly or indirectly, participate or be actively involved in, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which is in competition with the commercial banking business or operations of FANB, FAC, or any subsidiary of either FAC or FANB, in any geographic area where such business is now or hereafter conducted; provided, however, that passive ownership of one percent (1%) or less of the outstanding voting stock of any corporation which is publicly traded shall not constitute a violation hereof.

                  7. ENFORCEMENT. If, at the time of enforcement of paragraph 4, 5 or 6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Consultant's services are unique and because Consultant has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, FANB or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                  8. CONSULTANT'S REPRESENTATIONS. Consultant hereby represents and warrants to FANB that (i) the execution, delivery and performance of this Agreement by Consultant does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, (ii) Consultant is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by FANB, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms.


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                  9. ENTIRE AGREEMENT. This Agreement sets forth the entire
understanding between Consultant and FANB with respect to the subject matter hereof. There are no covenants, agreements, understandings, representations or warranties, oral or written, between Consultant and FANB relating to the subject matter of this Agreement other than those set forth herein.

                  10. WAIVER. No waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

                  11. SEVERABILITY. If any term or provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted. If it is determined that any term of this Agreement is unenforceable because of the duration or the geographic scope of this term, the duration or geographic scope of such term shall be reduced to the maximum time and geographic scope permitted by applicable law, and as so reduced, such term shall then be enforced.

                  12. NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and deemed to be properly given when delivered in person or three days after being sent by certified or registered United States mail, return receipt required, postage prepaid, addressed:

                      If to Consultant:

                      George M. Clark, III.

                      If to FANB:

                      First American National Bank
                      First American Center
                      Nashville, Tennessee 37237
                      Attn: Dale W. Polley
                      with a copy to:

                      First American National Bank
                      First American Center
                      Nashville, Tennessee 37237
                      Attn: Mary Neil Price, Esq.

Either party may change his or its address for notices hereunder from time to time in the manner set forth above.


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                  13. JOINT PREPARATION. This Agreement is to have been prepared jointly by Consultant and FANB, and any uncertainty or ambiguity existing herein shall not be interpreted against either party, but shall be interpreted according to the rules of interpretation for arms-length agreements.

                  14. RULES OF CONSTRUCTION. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The names of the parties, the date, and the recitals set out above written are all a part of this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience; they do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

                  16. ACTIONS CONTRARY TO LAW. Nothing contained in this Agreement shall require Consultant or FANB to engage in any conduct or perform any act contrary to law.

                  17. COSTS. In the event of a dispute between Consultant and FANB involving the terms of this Agreement which results in the filing of suit, the prevailing party shall be paid and reimbursed by the other for all costs and expenses, including all defense costs, investigation costs, and reasonable attorneys' fees, paid or incurred by such prevailing party in connection with such dispute.

                  18. CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is entered into and is intended to be performed in the State of Tennessee and shall be governed by the laws of this State. Any action, claim, or dispute relating to the terms of this Agreement shall be brought in the appropriate state or federal court physically located in Nashville, Davidson County, Tennessee.

                  19. AMENDMENT. This Agreement may be modified or amended only upon the written agreement of Consultant and FANB.

                  20. INDEPENDENT CONTRACTOR. The parties hereto acknowledge that Consultant will be an independent contractor of FANB retained to perform the services described herein, and that, as such, FANB shall not be responsible for the withholding of income taxes, FICA or other taxes. The parties hereto further acknowledge that Consultant will not be deemed an employee of FANB for any reason and that Consultant will not be entitled to participate in or receive benefits under any employee benefit plans available to employees of FANB.


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                  21. ASSIGNMENT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each of FANB and its successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.



                                      FIRST AMERICAN NATIONAL BANK



                                      BY: /s/ Dale W. Polley
                                          ----------------------------------

                                      TITLE: President and Director
                                             -------------------------------

ATTEST: /s/ Frances Spencer
        ------------------------


                                      CONSULTANT



                                      /s/ George M. Clark, III
                                      --------------------------------------
                                      GEORGE M. CLARK, III

ATTEST: /s/ Sherry Skiles
        -------------------------